UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 26, 2025

Newmont Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification No.)

6900 E. Layton Avenue, Denver, CO 80237

(Address of principal executive offices) (zip code)

(303) 863-7414

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $1.60 per share	NEM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Transition

On September 29, 2025, Newmont Corporation (the “Company or Newmont”) announced that Tom Palmer will retire from his role as Chief Executive Officer and as a member of the Board of Directors (the “Board”) on December 31, 2025. As part of Newmont’s long-term leadership development and succession processes, the Board of Directors have been engaged in on-going discussions regarding Chief Executive Officer succession planning. The Board has approved the appointment of Ms. Natascha Viljoen, to succeed Mr. Palmer, as President and Chief Executive Officer of the Company, effective January 1, 2026. Ms. Viljoen will also join the Company’s Board as a non-independent director, effective as of the same date.

In May 2025, Newmont announced Ms. Viljoen’s promotion to the role of President and Chief Operating Officer in recognition of her strong leadership as Executive Vice President and Chief Operating Officer. In line with Newmont’s approach to leadership development, Ms. Viljoen took on an expanded scope of authority at that time with the authorization of the Board, including leadership of the Company’s global operations, projects and studies, and health, safety and security and environmental teams. In addition to ensuring strong operating results and maintaining the health and safety culture of the organization, Ms. Viljoen also worked closely with Mr. Palmer and the Executive Leadership Team in developing and guiding Newmont’s strategic direction.

Ms. Viljoen, age 55, first joined Newmont’s Executive Leadership Team in October 2023 as Executive Vice President and Chief Operating Officer. Ms. Viljoen has worked in the mining industry for more than 30 years, having served as Chief Executive Officer of Anglo American’s platinum business in South Africa from 2020 to 2022, and having previously held a series of operating and technical positions within the organization, including as Group Head of Processing. She also spent six years at Lonmin, where she was a member of the Executive Committee as Executive Vice President, Processing, and also had responsibility for several wider corporate functions. Ms. Viljoen is a metallurgic engineer and holds a Bachelor of Engineering from North West University in South Africa and an Executive MBA from the University of Cape Town, South Africa.

To ensure a seamless and well-supported transition, Mr. Palmer is expected to serve as a strategic advisor to Ms. Viljoen and the Executive Leadership Team until March 31, 2026.

Compensation Arrangement for Ms. Viljoen

In the role of President and Chief Executive Officer, Ms. Viljoen will have a base salary of $1.2 million and be eligible for an annual short-term incentive (cash bonus with a target opportunity equal to 150% of base salary) in accordance with the Newmont Section 16 Officer Short-Term Incentive Plan at Level 7. Ms. Viljoen is also eligible for long-term equity bonus incentives at a target level of $7 million to be comprised of two-thirds Performance Share Units (“PSU”) and one-third Restricted Share Units (“RSU”). The PSU and RSU awards will be delivered according to the terms of the Newmont Long-Term Incentive Program. Ms. Viljoen will continue to be eligible for other executive benefits as described in the Company’s Annual Proxy Statement including the Executive Change of Control Plan and the Newmont Section 16 Officer Severance Plan benefits. There is no other arrangement or understanding between Ms. Viljoen and any other persons pursuant to which she will be appointed as Chief Executive Officer of the Company. Ms. Viljoen does not have a family relationship with any member of the Board of Directors or any executive officer of the Company, and Ms. Viljoen has not been a participant or had any interest in any transaction with the Company that is reportable under Item 404(a) of Regulation S-K.

Retirement of Mr. Palmer and Advisory Service Agreement

In connection with succession planning discussions, on September 26, 2025, Mr. Palmer provided notice that he will step down from his position as Chief Executive Officer, as well as a member of the Board, effective December 31, 2025. As disclosed above, Mr. Palmer will serve as a strategic advisor from January 1, 2026 until March 31, 2026 (the “advisory term”) to support a well-organized transition and advancement of strategic priorities. The Company and Mr. Palmer have entered into a strategic advisory service and transition support agreement (“Transition Agreement”), dated September 28, 2025, pursuant to which Mr. Palmer will be entitled to receive base salary at the rate in effect on the date of the Transition Agreement during the advisory term, and be entitled to the continued vesting of his 2024 performance stock unit (“PSU”) award without proration, based upon actual performance of the PSUs, provided that he remains employed through the end of the advisory term and in exchange for his agreement to a non-compete covenant that applies for twelve months following his termination of employment as detailed in the Transition Agreement. The foregoing summary is qualified in its entirety by reference to the Transition Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein. Mr. Palmer will also be eligible to receive retirement benefits, including under the Pension Plan, Savings Plan and Pension Equalization Plan, as described in the Company’s Annual Proxy Statement, and will not be eligible to receive severance benefits.

Item 7.01. Regulation FD Disclosures.

On September 29, 2025, the Company issued a news release regarding the CEO leadership transition. The news release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference. The information, including Exhibit 99.1 attached hereto, in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act, except as otherwise stated in such filings.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
10.1	Transition Agreement between Newmont Corporation and Tom Palmer dated September 28, 2025

99.1	News Release dated September 29, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Logan Hennessey
Name:	Logan Hennessey
Title:	Senior Vice President, Deputy General Counsel & Corporate Secretary

Dated: September 29, 2025

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